Exhibit 99.2

            Forward Air Corporation Appoints New CFO and Controller

     GREENEVILLE, Tenn.--(BUSINESS WIRE)--May 23, 2006--Forward Air Corporation (NASDAQ:FWRD) today announced that Rodney L. Bell, Chief Accounting Officer, Vice President and Controller, has been promoted to Chief Financial Officer, Senior Vice President and Treasurer, effective June 2, 2006. The Company also announced that Michael P. McLean, Vice President, Accounting would assume Mr. Bell's positions of Controller and Vice President effective June 2, 2006.
     Mr. Bell, who is 44 years old and a Certified Public Accountant, was appointed Chief Accounting Officer in February 2006 and continued to serve as Vice President and Controller, positions held since October 2000 and February 1995, respectively. Mr. Bell joined the Company in March 1992 as Assistant Controller after serving as a senior manager with the accounting firm of Adams and Plucker in Greeneville, Tennessee.
     Mr. McLean, 33 years of age, is a Certified Public Accountant who joined the Company as Vice President, Accounting in February 2006. From February 2003, Mr. McLean was director of financial reporting at CTI Molecular Imaging, Inc., a publicly-traded medical technology company. From July 2001 until January 2003, Mr. McLean was an audit manager with the accounting firm of Coulter & Justis, PC in Knoxville, Tennessee.
     The Company also announced that Andrew C. Clarke has resigned, effective June 2, 2006, from his positions as Chief Financial Officer, Senior Vice President, Treasurer and director of the Company. Mr. Clarke has accepted the position of president of a privately-held transportation company.
     In commenting on these management changes, Bruce A. Campbell, Chief Executive Officer of the Company, stated, "We are pleased to announce Rodney's appointment to Chief Financial Officer of the Company. It is a well-deserved promotion. Rodney has been with us for over 14 years and brings a high level of energy, accounting expertise and financial experience to this position." Commenting further, Mr. Campbell said, "We are pleased to promote Mike to the Controller position. Although Mike has been with us only a short time, he is well qualified for this new position and a worthy successor to Rodney." In closing, Mr. Campbell commented, "Finally, on behalf of all of us at Forward Air, we want to thank Andrew Clarke for his many contributions to our Company during his tenure. Moreover, we extend our hearty congratulations to him on his new position and wish him the best of luck with his new endeavor."

     About Forward Air

     Forward Air is a high-service-level contractor to the air cargo industry providing time-definite ground transportation services through a network of 81 terminals located on or near major airports in the United States and Canada. The Company provides these services as a cost-effective alternative to air transportation of cargo that must be delivered at a specific time but is relatively less time-sensitive than traditional air freight or when air transportation is not economical.

     Important Information

     This press release contains "forward-looking statements," as defined in
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements other than historical information or statements of current condition and relate to future events or our future financial performance. Some forward-looking statements may be identified by use of such terms as "believes," "anticipates," "intends," "plans," "estimates," "projects" or "expects." Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The following is a list of factors, among others, that could cause actual results to differ materially from those contemplated by the forward-looking statements: economic factors such as recessions, inflation, higher interest rates and downturns in customer business cycles, our inability to maintain our historical growth rate because of a decreased volume of freight moving through our network or decreased average revenue per pound of freight moving through our network, increasing competition and pricing pressure, surplus inventories, loss of a major customer, the creditworthiness of our customers and their ability to pay for services rendered, our ability to secure terminal facilities in desirable locations at reasonable rates, the inability of our information systems to handle an increased volume of freight moving through our network, changes in fuel prices, claims for property damage, personal injuries or workers' compensation, employment matters including rising health care costs, enforcement of and changes in governmental regulations, environmental and tax matters, the handling of hazardous materials, the availability and compensation of qualified independent owner-operators and freight handlers needed to serve our transportation needs and our inability to successfully integrate acquisitions. As a result of the foregoing, no assurance can be given as to future financial condition, cash flows or results of operations. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


     CONTACT: Forward Air Corporation, Greeneville
              Matthew J. Jewell, 423-636-7000
              mjewell@forwardair.com